EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 10, 2006, except for Note 18, as to which the date is March 21, 2006, which appears on page F-2, for the year ended December 31, 2005, and to reference to our Firm under the heading “Experts” in the registration statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
April 27, 2005